EXHIBIT 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF ZION OIL & GAS, INC.

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ZION OIL & GAS, INC.
SECTIONS 242 &245

This Amended and Restated Certificate of Incorporation has been duly adopted by Zion Oil & Gas, Inc. (the "Corporation") in accordance with the General Corporation Law of the State of Delaware ("DGCL"). The date of filing of the Corporation's original Certificate of Incorporation was January 7, 2002. The undersigned Corporation hereby certifies that:

First:               The name of the Corporation is Zion Oil & Gas, Inc.

Second:           The address of the Corporation's registered office in the State of Delaware is
                        1209 Orange Street, Wilmington, New Castle County, Delaware, and the
                        name of its registered agent at such address is The Corporation Trust
                        Company.

Third:              The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Fourth:           The total number of shares of stock that the Corporation is authorized to issue is 20,000,000 shares of common stock with a par value of $0.01 per share.

Fifth:              The Corporation shall have perpetual existence.

Sixth:              Except as may be otherwise provided by the DGCL or in this Amended and
                        Restated Certificate of Incorporation, the business and affairs of the
                        Corporation shall be managed under the direction of the Board of Directors.

    Number of Directors. The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the bylaws of the Corporation

    Election of Directors. Elections of directors need not be by written ballot except and to the extent provided otherwise in the bylaws of the Corporation

    Classes of Directors. The Board of Directors shall be divided into three (3) classes, designated Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire Board permits. If the number of directors is changed, any increase or decrease shall be apportioned by the Board of Directors among the three (3) classes so that the number in each class shall be as nearly equal as possible. The term of office of each class shall expire at the third annual meeting of stockholders for election of directors following the election of such class, except that the initial term of the Class I directors shall expire at the annual meeting of stockholders in 2006, the initial term of the Class II directors shall expire at the annual meeting of stockholders in 2004, and the initial term of the Class III directors shall expire at the annual meeting of stockholders in 2005. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring as of the third succeeding annual meeting.

    Removal of Directors. Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause (as defined below) and by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the voting power of the Voting Stock (as defined in Article Tenth hereof) voting together as a single class, with the vote to be at a special meeting of stockholders called expressly for that purpose. Except as otherwise provided by law, "cause" for removal shall exist only if the director whose removal is proposed:

    has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; or

    has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of the duties of such director to the Corporation in connection with a matter of substantial importance to the Corporation, and such adjudication has become final and non-appealable; or

    has missed six (6) consecutive meetings of the Board of Directors.

    Vacancies: Newly-created directorships resulting from any increase in the authorized number of directors or any vacancies of the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other reason shall be solely filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires, upon election and qualification of their successors. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

Seventh:         The board of directors is expressly authorized to make, alter, or repeal the bylaws of the Corporation.

Eighth:            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the
                        Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
                        Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv)
                        for any transaction from which the director derived an improper personal benefit.
                        If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the
                        Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article Eighth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Ninth:             The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the

                        Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements and expenses (including attorneys' fees and court costs) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article Ninth.

                        The right to indemnification under this Article Ninth shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the
                        Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article Ninth or otherwise. The Corporation may, by action of its board of directors, pay such expenses incurred by employees and agents of the Corporation upon such terms as the board of directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to this Article Ninth shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any repeal or amendment of this
                        Article Ninth by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment.

Tenth:            A.   Special Vote Required For Certain Business Combinations. In addition to any affirmative vote required by law or this Amended and Restated Certificate of
                        Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section B of this Article Tenth, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of any Interested
                        Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who after such Business
                        Combination would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of the holders of not less than sixty-six and two thirds percent (66 2/3%) of the voting power of the Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law, by any other provision of this Amended and Restated
                        Certificate of Incorporation or the Bylaws of the Corporation, by any agreement with any national securities exchange or otherwise.

                        B.   When Special Vote Not Required. The provisions of Section A of this Article
                        Tenth shall not be applicable to any particular Business Combination, and such
                        Business Combination shall require only such affirmative vote, if any, as is required by law, by any other provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, by any agreement with any national securities exchange or otherwise if the Business Combination (either specifically or as a transaction which is within an approved category of transactions) shall have been approved by a majority of the Disinterested
                        Directors (as hereinafter defined) prior to the stockholder becoming an Interested
                        Stockholder, it being understood that this condition shall not be capable of satisfaction unless there are at least three (3) Disinterested Directors.

                        C.    Certain Definitions. The following definitions shall apply with respect to this Article Tenth :

    The term "Business Combination" shall mean

      any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (1) any Interested Stockholder or (2) any other company (whether or not itself an Interested Stockholder) that is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

      any sale, lease, exchange, mortgage, pledge, transfer or other disposition, or any security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement, in one transaction or in a series of transactions, with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, cash flow, earning power, securities or commitments of the Corporation, any Subsidiary, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder that, together with all other such arrangements, has an aggregate Fair Market Value or involves aggregate commitments equal to ten percent (10%) or more of the assets, cash flow or earning power (in the case of transactions involving assets or commitments other than capital stock) or ten percent (10%) or more of the stockholders' equity (in the case of transactions in capital stock) of the entity in question ("Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, cash flow, earning power, securities or commitments constituting any Substantial Part; or

      the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or

      any issuance or reclassification of securities (including any stock dividend, split or reverse split or any other distribution of securities in respect of stock), any recapitalization of the Corporation, any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into, or rights, options or warrants to acquire, Capital Stock, or equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

      any agreement, arrangement or other understanding providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

    The term "Capital Stock" shall mean the capital stock of the Corporation authorized to be issued from time to time under Article Fourth, as such may be amended from time to time, and the term "Voting Stock" shall mean all issued and outstanding shares of Capital Stock entitled to vote generally in the election of directors or that otherwise are entitled to vote with such stock on the specific matter in question.

    The term "person" shall mean any individual, firm, company or other entity and shall include any group composed of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

    The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which is the beneficial owner, directly or indirectly, of Voting Stock representing ten percent (10%) or more of the voting power of all Voting Stock.

    A person shall be a "beneficial owner" of, shall "beneficially own," and shall have "beneficial ownership" of, any Capital Stock (1) that such person or any of its Affiliates or Associates owns, directly or indirectly; (2) that such person or any of its Affiliates or Associates has, directly or indirectly, (x) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (y) the right to vote pursuant to any agreement, arrangement or understanding; or (3) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (iv) above, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph (v), but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

    The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934 (the "Exchange Act") in effect on the date that this Article Tenth is approved by the Board of Directors of the Corporation (the term "registrant" in Rule 12b-2 meaning in this case the Corporation).

    The term "Subsidiary" means with reference to any person, any corporation or other entity of which a majority of the voting power of equity securities or majority of the equity interest is beneficially owned, directly or indirectly, by such person, or otherwise controlled by such person; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (iv) above, the term "Subsidiary" shall mean only a corporation or other entity of which a majority of each class of equity securities is beneficially owned by the Corporation.

    The term "Disinterested Director," with respect to any particular Business Combination with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of any Interested Stockholder, means (1) any member of the Board of Directors of the Corporation, while such person is a member of the Board of Directors, who is not an Interested Stockholder, an Affiliate or Associate of an Interested Stockholder, or a representative of an Interested Stockholder or of any such Affiliate or Associate, or (2) any person who subsequently becomes a member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Interested Stockholder, an Affiliate or Associate of an Interested Stockholder, or a representative of an Interested Stockholder or of any such Affiliate or Associate, if such person's nomination for election or election to the Board of Directors is recommended or approved by a majority of the Disinterested Directors then in office.

    The term "Fair Market Value" means (1) in the case of cash, the amount of such cash; (2) in the case of stock, the highest closing sale price during the thirty (30)-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-listed stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price with respect to a share of such stock during the thirty (30)-day period immediately preceding the date in question as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or any similar listing or quotation system then in use, or if no such sale prices are available, the highest of the means between the last reported bid and asked price with respect to a share of such stock on each day during the thirty (30)-day period immediately preceding the date in question as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or if not so reported, as determined by a member firm of the National Association of Securities Dealers, Inc. selected by a majority of the Disinterested Directors, or if no such bid and asked prices are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors; and (3) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors.

                        D.   Powers of Directors. For the purpose of this Article Tenth, a majority of the
                        Disinterested Directors (whether or not any vacancies then exist on the Board of
                        Directors) shall exercise the powers of the Disinterested Directors hereunder, and shall have the power and duty to determine in good faith, on the basis of information known to them after reasonable inquiry, all questions arising under this Article Tenth, including, without limitation, (1) whether a person is an
                        Interested Stockholder, (2) the number of shares of Capital Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another,
                         (4) whether a Business Combination is with, or proposed by or on behalf of, an
                        Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or
                        a person who thereafter would be an Interested Stockholder or an Affiliate or
                        Associate of an Interested Stockholder, and (5) whether any transaction specified in paragraph (i)(b) of Section C of this Article Tenth meets the Substantial Part test set forth therein. Any such determination made in good faith shall be binding and conclusive on all parties.

                        E.   Effect On Fiduciary Obligations.

    Nothing contained in this Article Tenth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

    The fact that any Business Combination complies with the provisions of Section B of this Article Tenth shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

Eleventh:       Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the
                        manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of holders of not less than eighty percent (80%) of the voting power of the Voting Stock (as defined in
                        Article Tenth hereof) voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal Article Sixth, Article
                        Eighth, Article Ninth and Article Tenth, or this Article Eleventh; provided, further, that such eighty percent (80%) vote shall not be required for any such alteration, amendment, adoption of any provision inconsistent with, or for the repeal of, Article Tenth which is recommended to stockholders by two-thirds
                        (2/3) of the Disinterested Directors and such alteration, amendment, adoption of inconsistent provision or repeal shall require the vote, if any, required under the applicable provisions of the DGCL, this Amended and Restated Certificate of
                        Incorporation or the bylaws of the Corporation.

IN WITNESS WHEREOF, Zion Oil & Gas, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed this 1st day of July, 2003.

                                                                                                ZION OIL & GAS, INC.

                                                                                                By:      s/Eugene A. Soltero

                                                                                                Name: Eugene A. Soltero

                                                                                                Title:   President

ATTEST:

s/William H. Avery
Assistant Secretary